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                                                                   EXHIBIT 2(5)

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK
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In re                                           Chapter 7

KENILWORTH SYSTEMS CORPORATION, a/k/a           Case No. 882-32273-346
KENILWORTH RESEARCH &
DEVELOPMENT CORPORATION,                        Judge Francis G. Conrad

                                                ORDER APPROVING TRUSTEE'S
                                                FINAL REPORT AND APPLICATION FOR
                                                COMPENSATION AND REIMBURSEMENT
                                                OF EXPENSES

                                      Debtor.
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            Upon the Trustee's Final Report and Account dated April 29, 1998, the Trustee's Request Final Compensation and Expenses dated April 29, 1998, the Application Of Pryor & Mandelup, L.L.P Counsel To The Trustee For Final Allowance Of Compensation and Reimbursement Of Expenses dated A[ILLEGIBLE] 16, 1998, the Supplemental Application of Pryor & Mandelup, L.L.P. As Counsel To The Trustee For [ILLEGIBLE] Allowance of Compensation and Reimbursement of Expenses dated July 17, 1998, and the Application [ILLEGIBLE] Margolin, Winer & Evens LLP, Accountants To The Trustee For Allowance Of Final Compensation For Period September 30, 1992-March 16, 1998 dated March 17, 1998; the Objection of the United S[ILLEGIBLE] Trustee to Applications For Final Commissions and Compensation dated July 20, 1998; and the Trus[ILLEGIBLE] Response to Objection of U.S. Trustee dated July 21, 1998; and a hearing having been conducted on [ILLEGIBLE] 22, 1998 before the Honorable Francis 0. Conrad to consider the Applications for Compensation; an[ILLEGIBLE] Attorneys for the Trustee, Pryor & Mandelup, L.L.P., having appeared by A. Scott Mandelup, Esq.; a[ILLEGIBLE] Accountants for the Trustee, Margolin, Winer & Evens, LLP, having appeared by Howard M. Fielstein [ILLEGIBLE] the Trustee, Andrew M. Thaler, having appeared in support of the applications; and the United [ILLEGIBLE] Trustee, by Hillary
F. Schultz, Esq. having appeared; and Andrew M. Thaler, Trustee having prev[ILLEGIBLE]
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previously paid of $348,829.60 pursuant to prior Orders of the Court; and
Marsolin, Winer & Evens, LLP having previously been paid $80,827.92 in fees and expenses pursuant to Orders of the Court; and notice being deemed good and sufficient; and due deliberation having been had; and sufficient cause appearing therefor, now, it is hereby

            ORDERED, that the "Trustee's Final Report and Account" dated April 29, 1998 and "Trustee's Request for Final Compensation and Expenses" dated April 29, 1998, be and they hereby are approved in their entirety consistent with this Order; and it is further

            ORDERED, that Commissions be and are hereby granted to Andrew M. Thaler in the amount of $132,901.68 together with expenses of $728.18; and it is further

            ORDERED, that Compensation be and is hereby granted to Pryor & Mandelup, L.L.P., Attorneys for the Trustee, in the amount of $555,108.50 plus expenses of $15,620.44; it is further

            ORDERED, that Compensation be and is hereby granted to Margolin, Winer & Evens, LLP, accountants for the Trustee, in the amount of $101,218.67; and it is further

            ORDERED, that after raking into account prior payments to professionals, the Trustee be and hereby is authorized to pay said fees, commissions and expenses upon entry of this Order as follows:

                  Andrew M. Thaler, Trustee         $ 68,227.32 (commissions)
                  Andrew M. Thaler, Trustee         $    728.18 (expenses)
                  Pryor & Mandelup, L.L.P.          $215,533.25 (fees)
                  Pryor & Mandelup, L.L.P.          $  6,366.09 (expenses)
                  Margolin, Winer & Evens, LLP      $ 20,390.75 (fees)

Dated: [ILLEGIBLE]
       30 day of July, 1998.


                                              /s/ Francis G. Conrad
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                                              FRANCIS G. CONRAD
                                              UNITED STATES BANKRUPTCY JUDGE

                                   [ILLEGIBLE]